UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 25, 2015, Atlantic Coast Financial Corporation (the “Company”) filed a Form 8-K to disclose that on March 23, 2015, the Company named Tracy L. Keegan as Executive Vice President and Chief Financial Officer of the Company and, its wholly owned subsidiary, Atlantic Coast Bank (the “Bank”), contingent upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve Bank of Atlanta (the “Federal Reserve”). Pending receipt of such regulatory non-objection, Ms. Keegan began her service to the Company and the Bank as a financial manager.

On March 30, 2015, the Bank appointed Tracy L. Keegan as Executive Vice President and Chief Financial Officer of the Bank, effective immediately, given that the termination of the OCC Consent Order, on March 26, 2015, alleviated the requirement of Ms. Keegan’s appointment at the Bank being subject to OCC non-objection. The Company is still awaiting receipt of non-objection from the Federal Reserve in order to confirm Ms. Keegan’s appointment at the Company.

On March 31, 2015, the Federal Reserve notified the Company that it did not have any objection to the appointment of James D. Hogan as Interim Chief Financial Officer of the Company. Mr. Hogan began his service as Interim Chief Financial Officer of the Company effective March 31, 2015.

Upon receipt of non-objection from the Federal Reserve, Ms. Keegan will succeed Mr. Hogan at the Company. Mr. Hogan will continue to serve as Chief Risk Officer and a member of the Board of Directors for both the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: April 3, 2015	By:	/s/ John K. Stephens, Jr.
Name: John K. Stephens, Jr.
Title: President and Chief Executive Officer